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                                                                    EXHIBIT 99.1

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For more information:
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Michelle Burris         Investor Relations                Jesse Ciccone
Corixa Corporation      Coulter Pharmaceutical, Inc.      FitzGerald Communications
206.754.5720            650.553.1190                      415.986.9500
burris@corixa.com                                         jciccone@fitzgerald.com
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FOR IMMEDIATE RELEASE

                            CORIXA AND COULTER MERGE

               TO CREATE A COMPREHENSIVE IMMUNOTHERAPY COMPANY

          Combined Company to Include Late-stage Clinical Products,
Dedicated Sales and Marketing Operations and Complementary Technology Platforms

SEATTLE AND SOUTH SAN FRANCISCO, OCTOBER 16, 2000 -- Corixa Corporation (Nasdaq:
CRXA), a research- and development-based biotechnology company, and Coulter Pharmaceutical, Inc., (Nasdaq: CLTR), a South San Francisco-based biopharmaceutical company, today announced the signing of a definitive agreement whereby Corixa has agreed to acquire all outstanding shares of Coulter in exchange for shares of Corixa valued in excess of $900 million. The merger creates a comprehensive immunotherapy company capable of discovering antigens, developing them into products and taking those products to market. The transaction combines Corixa's antigen discovery and immunotherapeutic product development expertise with Coulter's therapeutic antibodies and targeted oncologics platforms to develop therapies for the treatment or prevention of autoimmune diseases, cancer and infectious diseases.

At the close of the merger, currently expected in December 2000, the combined Corixa and Coulter product portfolio will include two late-stage clinical products for which Biologics License Applications (BLAs) have been filed or are in preparation, 16 programs in clinical development, 22 preclinical programs and 16 corporate partnerships focusing on autoimmune diseases, cancer and infectious diseases. The combined product pipeline will include Bexxar(TM) (tositumomab, iodine I 131 tositumomab), Coulter's cancer therapeutic comprised of a monoclonal antibody conjugated to a radioisotope; Melacine(R), Corixa's therapeutic cancer vaccine; MPL(R), Corixa's widely used vaccine adjuvant; and PVAC(TM), Corixa's treatment for psoriasis.

Steven Gillis, Ph.D. will remain as Chairman and Chief Executive Officer of the combined company, which will continue to operate as Corixa. Michael F. Bigham, current president and chief executive officer of Coulter, will join Corixa's Board of Directors as Vice Chairman. Additional announcements regarding composition of Corixa's Board of Directors and its senior management team will follow in the coming weeks. Corixa intends to integrate its Redwood City, Calif. operations into Coulter's South San Francisco campus to better accommodate future expansion possibilities.

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"The combination of Corixa's world-class antigen discovery efforts with
Coulter's expertise in radioimmunotherapy, antibody therapeutics and targeted oncologics is a giant step forward in creating a major force in the emerging field of immunotherapy," said Gillis. "Bexxar represents an exciting product opportunity with the potential for significant near-term revenue. Coulter's ability to enhance the power of monoclonal antibodies with either cytotoxic drugs or radionuclides broadens the therapeutic potential of multiple antibody-based products in the combined company's pipeline. The presence of a dedicated sales force at Coulter provides a strategic asset to the combined company that can be readily leveraged to bring additional products to the marketplace. We are excited by the strength and breadth of the combined company's talents, platform technologies and pipeline and look forward to our future together."

The purchase price is based on a fixed exchange ratio of 1.003 shares of Corixa common stock for each share of Coulter common stock outstanding at the time of closing. The purchase price will be allocated based on the fair value of assets acquired, liabilities assumed, and purchased goodwill. The transaction is intended to qualify as a tax-free reorganization and will be accounted for as a purchase. The effectiveness of the merger is subject to certain customary closing conditions, including the approval of the merger by the stockholders of Corixa and Coulter and the expiration or early termination of the required waiting period under Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

"Coulter's commercialization capabilities, technology platforms and lead product candidate, Bexxar, combined with Corixa's extensive product pipeline immediately creates a powerful, comprehensive immunotherapy company," stated Michael F. Bigham, president and chief executive officer of Coulter. "We are excited by the breadth of opportunities that the combined organization will enjoy, including three products that have completed pivotal trials, Bexxar, Melacine and MPL, as well as a rich pipeline of Phase II programs that include PVAC treatment for psoriasis, a variety of autoimmune disease vaccines and future Bexxar label expansion trials. In addition, there will be an extensive combined Phase I and preclinical portfolio that includes tumor and infectious disease vaccines as well as multiple monoclonal antibody based products."

ABOUT COULTER

Coulter Pharmaceutical, Inc. is engaged in the development of novel drugs and therapies for the treatment of cancer and autoimmune diseases. The company currently is developing a family of therapeutics based upon two drug development programs: therapeutic antibodies and targeted oncologics. The company's most advanced product candidate is Bexxar, a monoclonal antibody conjugated to a radioisotope. On September 15, 2000, Coulter and SmithKline Beecham submitted a BLA to the U.S. Food and Drug Administration (FDA) seeking commercial approval of Bexxar for the treatment of patients with relapsed or refractory, low-grade or transformed low-grade B-cell non-Hodgkin's lymphoma. Bexxar recently received FDA priority review status. The company's therapeutic antibodies program also includes an interferon receptor antagonist. Initial efforts in the targeted oncologics program are based on tumor activated prodrug (TAP) and tumor-specific targeting (TST) technologies. For more company information, visit Coulter Pharmaceutical's web site at http://www.coulterpharm.com.


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ABOUT CORIXA

Corixa is a research- and development-based biotechnology company committed to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the immune system. Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary vaccine components on a standalone basis. Corixa recently announced its intent to file for regulatory approval of its Melacine(R) melanoma vaccine, with the application based predominantly on data from the recently completed Phase III study of the use of Melacine vaccine for the treatment of Stage II melanoma which started enrollment in April of 1992 and has followed patients through January of 2000. Corixa also announced in August a multi-year development, commercialization and license agreement covering Corixa's novel psoriasis immunotherapeutic product, PVAC treatment in which Medicis will pay Corixa license fees, research funding and milestone payments of up to $107 million. PVAC treatment is currently in Phase II clinical trials for the treatment of moderate to severe psoriasis.

Corixa partners with numerous developers and marketers of pharmaceuticals and diagnostics, targeting products that are Powered by Corixa(TM) technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, Wash., with additional operations in Hamilton, Mont. and Redwood City, Calif. For more information, please visit Corixa's website at www.corixa.com or call the company's investor relations information line at 1-877-4CORIXA or 1.877.426.7492.

FORWARD LOOKING STATEMENTS

Except for the historical information presented, certain matters discussed in this press release are forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa's actual results include, but are not limited to failure of the merger to be completed, difficulties encountered in integrating the operations of Corixa and Coulter, failure of FDA to approve Bexxar for commercial sale, and the "Factors Affecting Our Operating Results, Our Business and Our Stock Price," described in Corixa's Quarterly Report on Form 10-Q filed on August 14, 2000, and Coulter's report on form S-3 filed August 30, 2000, copies of which are available from the companies' investor relations departments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

Corixa and Coulter will conduct a Webcast conference call at 8:30 a.m. EDT. The Webcast conference call can be accessed from the "news and events" section of Corixa's Web site at www.corixa.com.

                 Additional Information and Where to find It

Corixa plans to file a Registration Statement on SEC Form S-4 in connection with the merger, and Corixa and Coulter expect to mail a Joint Proxy Statement/Prospectus to stockholders of Corixa and Coulter containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Corixa, Coulter, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus and these other documents may also be obtained:

- from Corixa by completing the material request form located in the "request materials" section of Corixa's website at http://www.corixa.com/financials/index.htm or by mail to Corixa, 1124 Columbia Street, Suite 200, Seattle, Washington 98104-2040, attention:
    Investor Relations, telephone: (206) 754-5711; or

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-   from Coulter by directing a request through the Investors Relations portion of Coulter's website at http://www.coulterpharm.com or by mail to Coulter, 600 Gateway Boulevard, South San Francisco, California 94080, attention:
    Investor Relations, telephone: (650) 553-1190.

In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, Corixa and Coulter file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Corixa or Coulter at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Corixa's and Coulter's filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov. Interests of Certain Persons in the Merger.

Coulter will be, and certain other persons named below may be, soliciting proxies from Coulter stockholders in favor of the adoption of the merger agreement. In addition, Corixa will be, and certain other persons named below may be, soliciting proxies from Corixa stockholders in favor of the adoption of the merger agreement. The directors and executive officers of Coulter and the directors and executive officers of Corixa may be deemed to be participants in each other's solicitation of proxies.

The following are the directors and executive officers of Coulter:  Michael
F. Bigham, Arnold L. Oronsky, Brian G. Atwood, Joseph R. Coulter, III, Donald
L. Lucas, Robert Momsen, George J. Sella, Jr., Samuel R. Saks, M.D., Dwayne
M. Elwood, William G. Harris, Arlene M. Morris, Dan Shochat and Geoffrey T. Yarranton

The following are the directors and executive officers of Corixa: Steven Gills, Ph.D., Mark McDade, Steven Reed, Ph.D., Kenneth Grabstein, Ph.D., Michelle Burris, Kathleen McKereghan, Martin Cheever, M.D., Maureen Howard, Ph.D., Cindy Jacobs, Ph.D., M.D., Charles Richardson, Ph.D., Gary Christianson, Joseph Lacob, Arnold Oronsky, Ph.D., James W. Young, Ph.D.

The directors and executive officers of Coulter have interests in the merger, some of which may differ from, or may be in addition to, those of Coulter's stockholders generally. Those interests include:

- as of October 1, 2000, the directors and executive officers of Coulter, as a group, may be deemed to beneficially own approximately 18.2% of Coulter's outstanding common stock;

- in connection with the signing of the merger agreement, certain executive officers will enter into employment or consulting agreements with Coulter;

- upon completion of the merger, certain directors of Coulter will become directors of Corixa;

- certain of the directors and executive officers of Coulter may own options to purchase shares of Coulter common stock which will become vested and exercisable in connection with the merger;

- certain of the directors and executive officers of Coulter may be covered by severance plans that may be triggered in connection with the merger; and

- Corixa has agreed to provide indemnification and director and officer liability insurance coverage to the directors and executive officers of Coulter following the merger.

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